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                                                                   EXHIBIT 24.1




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8, Numbers 33-25768 and 33-69638) of Drug Emporium, Inc. and subsidiaries of our report dated April 22, 1994, with respect to the consolidated financial statements and schedule of Drug Emporium, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended February 26, 1994.


                                            ERNST & YOUNG





Columbus, Ohio
May 25, 1994